EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2003, relating to the financial statements and financial statement schedule of Ionics, Incorporated, which appears in the Ionics, Incorporated Annual Report on Form 10-K for the year ended December 31, 2002.



/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
September 18, 2003